EXHIBIT 11

	     Statement Re: Computation of Per Share Earnings

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			       EXHIBIT 11

	     Statement Re: Computation of Per Share Earnings


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						      Twelve Months Ended
							  December 31
						  _________________________
						      1996           1995
						  __________     __________
Primary:

Average shares outstanding:                          441,072        439,949

Net Effect of the assumed exercise of stock
options-based on the treasury stock method
using average stock price                              1,560          2,196
						  __________     __________
Total                                                442,632        442,145
						  ==========     ==========
Net Income                                        $2,032,289     $2,130,086
						  ==========     ==========
Net income per share                                   $4.59          $4.82
						  ==========     ==========

Fully Diluted:

Average shares outstanding:                          441,072        439,949

Net effect of the assumed exercise of stock
options-based on the treasury stock method
using average market price or year end
market price, whichever is higher                      1,595          2,432
						  __________     __________
Total                                                442,667        442,381
						  ==========     ==========
Net income                                        $2,032,289     $2,130,086
						  ==========     ==========
Net income per share                                   $4.59          $4.82
						  ==========     ==========


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